    As filed with the Securities and Exchange Commission on November 4, 1998

                                                  Registration No. 333-
                                                                       ---------
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               -----------------

                                    FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               QUANEX CORPORATION
             (Exact name of registrant as specified in its charter)

              Delaware                                         38-1872178
   (State or other jurisdiction of                          (I.R.S. Employer
    incorporation or organization)                          Identification No.)


   1900 West Loop South, Suite 1500                               77027
           Houston, Texas                                       (Zip Code)
(Address of Principal Executive Offices)

             Quanex Corporation 1997 Key Employee Stock Option Plan
        Quanex Corporation 1997 Non-Employee Director Stock Option Plan
                            (Full title of the plan)

                                 WAYNE M. ROSE
                               QUANEX CORPORATION
                        1900 WEST LOOP SOUTH, SUITE 1500
                              HOUSTON, TEXAS 77027
                    (Name and address of agent for service)

                                 (713) 961-4600
         (Telephone number, including area code, of agent for service)

                                   Copies to:
                             HARVA R. DOCKERY, ESQ.
                          FULBRIGHT & JAWORSKI L.L.P.
                           1301 MCKINNEY, SUITE 5100
                           HOUSTON, TEXAS 77010-3095
                                 (713) 651-5151

                        CALCULATION OF REGISTRATION FEE


===================================================================================================================================
                                                                Proposed maximum      Proposed maximum
                                                Amount to be     offering price      aggregate offering     Amount of
    Title of securities to be registered         registered         per share(2)           price(2)        registration fee
Common Stock, $.50 par value................      650,000(1)         $16.91             $10,991,500           $3,056
                                                                     -------            -----------           ------
-----------------------------------------------------------------------------------------------------------------------------------
Rights to Purchase shares of Series A
Junior Participating Preferred Stock .......     650,000(1)
===================================================================================================================================

(1) Includes 250,000 shares of Common Stock and accompanying Rights reserved for, or issued pursuant to the Quanex Corporation 1997 Key Employee Stock Option Plan (the "Key Employee Plan"), and 400,000 shares of Common Stock and accompanying Rights reserved for issuance pursuant to the Quanex Corporation 1997 Non-Employee Director Stock Option Plan (the "Director Plan"). Also includes an indeterminable number of shares of Common Stock and accompanying Rights issuable as a result of the anti-dilution provisions of the Key Employee Plan and the Director Plan.
(2) Pursuant to Rule 457(h), the proposed maximum offering price is estimated, solely for the purpose of determining the registration fee, on the basis of the average high and low prices of the Common Stock on the Nasdaq National Market on October 29, 1998.
================================================================================

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.           Incorporation of Documents by Reference.

                  Quanex Corporation, a Delaware corporation (the "Company" or "Registrant"), incorporates by reference in this Registration Statement the following documents:

                           (a) The Registrant's Annual Report on Form 10-K for
                  the fiscal year ended October 31, 1997;

                           (b) The Registrant's Quarterly Reports on Form 10-Q
                  for the quarters ended January 31, 1998, and April 30, 1998 and July 31, 1998;

                           (c) The Registrant's current reports on Form 8-K
                  filed December 3, 1997 and December 17, 1997;

                           (d) All other reports filed by the Registrant
                  pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since October 31, 1997;

                           (e) The description of the Registrant's common
                  stock, $.50 par value (the "Common Stock"), contained in the Prospectus dated January 12, 1981, included in the Registrant's Registration Statement (Registration No. 2-70313) and filed with the Securities and Exchange Commission pursuant to Rule 424(b) of the Securities Act of 1933; and

                           (f) The description of the rights to purchase Series
                  A Junior Participating Preferred Stock (the "Rights") set forth in the Amended and Restated Certificate of Designation, Preferences and Rights, filed as Exhibit 1 to Amendment No.1 to the Registrant's Form 8-A dated April 28, 1989.

                  All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after November 4, 1998 and before the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, are incorporated by reference in, and constitute a part of, the Registration Statement from the date such documents are filed.

                  The language in this Registration Statement modifies and supersedes the language in any previously fled document that is incorporated by reference in this Registration Statement. The language in any document that is filed after November 4, 1998 that is incorporated by reference in this Registration Statement modifies and supersedes the language in this Registration Statement. However, such language constitutes a part of this Registration Statement only to the extent that it modifies and supersedes this Registration Statement.

ITEM 4.           Description of Securities.

                  Not applicable.

ITEM 5.           Interests of Named Experts and Counsel.

                  Not applicable.

ITEM 6.           Indemnification of Directors and Officers.

                  Section 145 of the General Corporation Law of the State of Delaware provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceeding to which he is, or is threatened to be made, a party by reason of such position, if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal proceeding, if such person had no reasonable cause to believe his conduct was unlawful; provided that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances.

                  The Registrant's Restated Certificate of Incorporation eliminates the personal monetary liability of a director to the Registrant and its stockholders for breach of his fiduciary duty of care as a director to the extent currently allowed under the Delaware General Corporation Law. Article XVII of the Registrant's Restated Certificate of Incorporation provides that a director of the Registrant shall not be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) based on the payment of an improper dividend or an improper repurchase of the Registrant's stock under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit.

                  The Amended and Restated Bylaws of the Registrant provide that, under certain circumstances, the Registrant is required to indemnify any person who was, is, or is threatened to be made a party in any action, suit or proceeding because such person is or was a director or officer of the Registrant. The Registrant's Amended and Restated Bylaws were amended in February 1987 to provide for indemnification by the Registrant of its officers and directors to the fullest extent authorized by the General Corporation Law of the State of Delaware. This right to indemnification under the Registrant's Amended and Restated Bylaws is a contract right, and requires the Registrant to provide for the payment of expenses in advance of the final disposition of any suit or proceeding brought against the director or officer of the Registrant in his official capacity as such, provided that such director or officer delivers to the Registrant an undertaking to repay any amounts advanced if it is ultimately determined that such director or officer is not entitled to indemnification. The Registrant also maintains a directors' and officers' liability insurance policy.

                  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been informed that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM 7.           Exemption from Registration Claimed.

                  Not applicable.

ITEM 8.           Exhibits.

          4.1 Restated Certificate of Incorporation of the Registrant, as amended on February 27, 1997, filed as Exhibit 4.1 to the Registrant's Registration Statement on Form S-8, Registration No. 333-22977, and incorporated herein by reference.

          4.2 Amended and Restated Bylaws of the Registrant, as amended through December 12, 1996, filed as Exhibit 3.2 to the Registrant's Annual Report on Form 10-K for the fiscal year ended October 31, 1996, and incorporated herein by reference.

          4.3     Form of Registrant's Common Stock certificate, filed as
                  Exhibit 4.1 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended April 30, 1987, and incorporated herein by reference.

          4.4 Amended and Restated Rights Agreement between the Registrant and Manufacturers Hanover Trust Company, as Rights Agent, filed as Exhibit 1 to Amendment No. 1 to the Registrant's Form 8-A dated April 28, 1989, and incorporated herein by reference.

          4.5 Amended and Restated Certificate of Designation, Preferences and Rights of the Registrant's Series A Junior Participating Preferred Stock, filed as Exhibit 1 to Amendment No. 1 to the Registrant's Form 8-A dated April 28, 1989, and incorporated herein by reference.

          4.6 Form of Indenture relating to the Registrant's 6.88% Cumulative Subordinated Debentures due 2007 between the Registrant and Chemical Bank, as Trustee, filed as Exhibit
                  19.2 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended April 30, 1992, and incorporated herein by reference.

          4.7 $250,000,000 Revolving Credit and Term Loan Agreement dated as of July 23, 1996, among the Registrant, Comerica Bank, as Agent, and Harris Trust and Savings Bank and Wells Fargo Bank (Texas), N.A., as Co-Agents, filed as Exhibit 4.1 to the Registrant's Report on Form 8-K, dated August 9, 1996, and incorporated herein by reference.

          4.8     Quanex Corporation 1997 Key Employee Stock Option Plan.

          4.9     Quanex Corporation 1997 Non-Employee Director Stock Option
                  Plan.

          5.1     Opinion of Fulbright & Jaworski L.L.P.


         23.1     Consent of Deloitte & Touche LLP.

         24.1     Powers of Attorney (contained on pages 6 and 7 hereof).

                  As permitted by Item 601(b)(4)(iii)(A) of Regulation S-K, the Registrant has not filed with this Registration Statement certain instruments defining the rights of holders of long-term debt of the Registrant and its subsidiaries because the total amount of securities authorized under any of such instruments does not exceed 10% of the total assets of the Registrant and its subsidiaries on a consolidated basis. The Registrant agrees to furnish a copy of any such agreements to the Securities and Exchange Commission upon request.

ITEM 9.           Undertakings.

                  A.       The undersigned Registrant hereby undertakes:

                           (1) To file, during any period in which offers or
                  sales are being made, a post-effective amendment to this Registration Statement:

                                    (i) To include any prospectus required by
                           Section 10(a)(3) of the Securities Act of 1993, as amended (the "Securities Act");

                                    (ii) To reflect in the prospectus any facts
                           or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar volume of securities offered would not exceed that which was registered) and any deviation from the high or low end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                                    (iii) To include any material information
                           with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

                           Provided, however, that paragraphs (i) and (ii) do
                  not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                           (2) That, for the purpose of determining any
                  liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                           (3) To remove from registration by means of a
                  post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  B. The undersigned Registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 22nd day of October, 1998.

                                       QUANEX CORPORATION



                                By         /s/ Vernon E. Oechsle
                                  ---------------------------------------------
                                               Vernon E. Oechsle
                                Director, President and Chief Executive Officer
                                         (Principal Executive Officer)


                               POWER OF ATTORNEY

                  In addition, KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert C. Snyder, Vernon
E. Oechsle and Wayne M. Rose, and each of them, either one of whom may act without joinder of the other, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or the substitute or substitutes of any or all of them, may lawfully do or cause to be done by virtue hereof.


                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


                Signature                                       Title                                    Date
=========================================      =======================================     ================================

         /s/ Robert C. Snyder                               Director and                           October 22, 1998
-----------------------------------------               Chairman of the Board
             Robert C. Snyder

        /s/ Vernon E. Oschsle                          Director, President and
-----------------------------------------              Chief Executive Officer                     October 22, 1998
            Vernon E. Oechsle                        (Principal Execute Officer)


         /s/ James H. Davis                         Executive Vice President and
-----------------------------------------              Chief Operating Officer                     October 22, 1998
             James H. Davis                         (Principal Operating Officer)


     /s/ Donald G. Barger, Jr.                                Director                             October 22, 1998
-----------------------------------------
         Donald G. Barger, Jr.


                                       6



         /s/ Susan F. Davis                                   Director                             October 22, 1998
-----------------------------------------
             Susan F. Davis


        /s/ Russell M. Flaum                                  Director                             October 22, 1998
-----------------------------------------
            Russell M. Flaum


        /s/ Carl E. Pfeiffer                                 Director                             October 22, 1998
-----------------------------------------
            Carl E. Pfeiffer


        /s/ Gerald B. Haeckel                                 Director                             October 22, 1998
-----------------------------------------
            Gerald B. Haeckel


        /s/ John D. O'Connell                                 Director                             October 22, 1998
-----------------------------------------
            John D. O'Connell


     /s/ Vincent R. Scorsone                                  Director                             October 22, 1998
-----------------------------------------
           Vincent R. Scorsone


     /s/ Michael J. Sebastian                                 Director                             October 22, 1998
-----------------------------------------
          Michael J. Sebastian

                                                    Vice President - Finance and
        /s/ Wayne M. Rose                              Chief Financial Officer                     October 22, 1998
-----------------------------------------           (Principal Financial Officer)
              Wayne M. Rose


        /s/ Viren M. Parikh                                  Controller                            October 22, 1998
-----------------------------------------          (Principal Accounting Officer)
             Viren M. Parikh


                                 EXHIBIT INDEX

          4.1 Restated Certificate of Incorporation of the Registrant, as amended on February 27, 1997, filed as Exhibit 4.1 to the Registrant's Registration Statement on Form S-8, Registration No. 333-22977, and incorporated herein by reference.

          4.2 Amended and Restated Bylaws of the Registrant, as amended through December 12, 1996, filed as Exhibit 3.2 to the Registrant's Annual Report on Form 10-K for the fiscal year ended October 31, 1996, and incorporated herein by reference.

          4.3     Form of Registrant's Common Stock certificate, filed as
                  Exhibit 4.1 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended April 30, 1987, and incorporated herein by reference.

          4.4 Amended and Restated Rights Agreement between the Registrant and Manufacturers Hanover Trust Company, as Rights Agent, filed as Exhibit 1 to Amendment No. 1 to the Registrant's Form 8-A dated April 28, 1989, and incorporated herein by reference.

          4.5 Amended and Restated Certificate of Designation, Preferences and Rights of the Registrant's Series A Junior Participating Preferred Stock, filed as Exhibit 1 to Amendment No. 1 to the Registrant's Form 8-A dated April 28, 1989, and incorporated herein by reference.

          4.6 Form of Indenture relating to the Registrant's 6.88% Cumulative Subordinated Debentures due 2007 between the Registrant and Chemical Bank, as Trustee, filed as Exhibit
                  19.2 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended April 30, 1992, and incorporated herein by reference.

          4.7 $250,000,000 Revolving Credit and Term Loan Agreement dated as of July 23, 1996, among the Registrant, Comerica Bank, as Agent, and Harris Trust and Savings Bank and Wells Fargo Bank (Texas), N.A., as Co-Agents, filed as Exhibit 4.1 to the Registrant's Report on Form 8-K, dated August 9, 1996, and incorporated herein by reference.

          4.8     Quanex Corporation 1997 Key Employee Stock Option Plan.

          4.9     Quanex Corporation 1997 Non-Employee Director Stock Option
                  Plan.

          5.1     Opinion of Fulbright & Jaworski L.L.P.

         23.1     Consent of Deloitte & Touche LLP.

         24.1     Powers of Attorney (contained on pages 6 and 7 hereof).

                  As permitted by Item 601(b)(4)(iii)(A) of Regulation S-K, the Registrant has not filed with this Registration Statement certain instruments defining the rights of holders of long-term debt of the Registrant and its subsidiaries because the total amount of securities authorized under any of such instruments does not exceed 10% of the total assets of the Registrant and its subsidiaries on a consolidated basis. The Registrant agrees to furnish a copy of any such agreements to the Securities and Exchange Commission upon request.


                                       8